Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 18, 2022, with respect to the consolidated financial statements of Aria Energy LLC and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Detroit, Michigan

April 1, 2022